Exhibit 99.1

CRH Medical Corporation to Announce 2020 Third Quarter Results on November 12, 2020

VANCOUVER, BC, Nov. 5, 2020 /CNW/ – CRH Medical Corporation (TSX: CRH) (NYSE MKT: CRHM) (“CRH” or the “Company”), plans to release its results for the quarter ended September 30, 2020, on Thursday, November 12, 2020 after market close.

The Company’s executive management will discuss the results during a conference call on Friday, November 13, 2020 at 8:30 am Eastern Time/5:30 am Pacific Time. To participate in the call, please dial 1-888-664-6392 or 1-416-764-8659 and reference confirmation # 64836562.

An audio replay will be available shortly after the call by dialing 1-888-390-0541 or 1-416-764-8677 and entering access code 836562#. The replay will be available for two weeks after the call.

About CRH Medical Corporation:

CRH Medical Corporation is a North American company focused on providing gastroenterologists throughout the United States with innovative services and products for the treatment of gastrointestinal diseases. In 2014, CRH became a full-service gastroenterology anesthesia company that provides anesthesia services for patients undergoing endoscopic procedures in ambulatory surgical centers. To date, CRH has completed 30 anesthesia acquisitions, and now serves 66 ambulatory surgical centers in 13 states. In addition, CRH owns the CRH O’Regan System, a single-use, disposable, hemorrhoid banding technology that is safe and highly effective in treating all grades of hemorrhoids. CRH distributes the O’Regan System, treatment protocols, operational and marketing expertise as a complete, turnkey package directly to gastroenterology practices, creating meaningful relationships with the gastroenterologists it serves. CRH’s O’Regan System is currently used in all 48 lower US states.

View original content: http://www.prnewswire.com/news-releases/crh-medical-corporation-to-announce-2020-third-quarter-results-on-november-12-2020-301165345.html

SOURCE CRH Medical Corporation

View original content: http://www.newswire.ca/en/releases/archive/November2020/05/c0251.html

%CIK: 0001461119

For further information: Constantine Davides, CFA, 339-970-2846, constantine.davides@westwicke.com, http://investors.crhsystem.com/

CO: CRH Medical Corporation

CNW 08:00e 05-NOV-20